UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2024

FIRSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10960	87-3920732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(817) 335-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2024, FirstCash Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, FirstCash, Inc. (“Borrower”), entered into the Eighth Amendment to Amended and Restated Credit Agreement (the “2024 Amendment’) with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of commercial banks for its existing U.S. revolving unsecured credit facility (the “Credit Facility”) to increase the total lender commitment, extend the term of the Credit Facility and amend certain financial covenants.

Under the 2024 Amendment, the total lender commitment was increased from $640 million to $700 million and the term of the Credit Facility, which previously matured on August 30, 2027, was extended to August 8, 2029. In addition, the permitted consolidated leverage ratio was increased to 3.25 times adjusted EBITDA for the full term of the agreement, while the other financial covenants remain substantially unchanged.

The Credit Facility bears interest at the Borrower’s option of either (i) the prevailing secured overnight financing rate (“SOFR”) (with interest periods of 1, 3 or 6 months at the Borrower’s option) plus a fixed spread of 2.5% or (ii) the prevailing prime or base rate plus a fixed spread of 1.5%.

The preceding description of the 2024 Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2024 Amendment which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference. In accordance with item 601(b)(10) of Regulation S-K, certain private or confidential items have been redacted from the filed copy of Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the 2024 Amendment, which is attached hereto as Exhibit 10.1, are incorporated by reference into this report by reference.

Item 7.01 Regulation FD Disclosure.

On August 8, 2024, the Company issued a press release announcing the entry into the 2024 Amendment. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

The information provided in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

	10.1*	Eighth Amendment to Amended and Restated Credit Agreement, dated August 8, 2024, between FirstCash Holdings, Inc., FirstCash, Inc., certain subsidiaries of the borrower from time to time party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

	99.1	Press release, dated August 8, 2024, announcing the 2024 amendment.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2024	FIRSTCASH HOLDINGS, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(As Principal Financial and Accounting Officer)

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